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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-31826, No. 333-33568, No. 333-40680, No.
333-56490, No. 333-78959, No. 333-61302 and 333-58304) and Form S-8 (No.
333-30726, No. 333-40310, No.333-55048, No. 333-55618, No. 333-48277, No.
333-90653, No. 333-91661, No. 333-95105, 333-81346,333-81348 and 333-60746) of
DoubleClick Inc. of our report dated January 15, 2002, except as for Note 19 which is as of January 28, 2002, relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
New York, New York
March 27, 2002